          As filed with the Securities and Exchange Commission on March 20, 1995
                                                       Registration No. 33-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                           SILICON VALLEY GROUP, INC.
               (Exact name of issuer as specified in its charter)

         Delaware                                          94-2264681
- ------------------------                     -----------------------------------
(State of Incorporation)                     (I.R.S Employer Identification No.)



                              2240 RINGWOOD AVENUE
                           SAN JOSE, CALIFORNIA 95131
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             1987 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                           -------------------------

                            PAPKEN S. DER TOROSSIAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           SILICON VALLEY GROUP, INC.
                              2240 RINGWOOD AVENUE
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 434-0500
           (Name, address and telephone number of agent for service)

                           -------------------------




                                    COPY TO:
                            ROBERT T. CLARKSON, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050


                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING          AMOUNT OF
    SECURITIES TO BE REGISTERED        REGISTERED(1)          PER SHARE(2)              PRICE(2)          REGISTRATION(2)
 ----------------------------------------------------------------------------------------------------------------------------
 Common Stock
  $0.01 par value, issuable under
  1987 Stock Option Plan. . . . . .     1,000,000 shares         $23.375              $27,375,000              $9,439.00
=============================================================================================================================

(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended the prospectus relating hereto also relates to shares registered under Form S-8 Registration Statement No. 33-85020.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported in the Nasdaq National Market on March 15, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission:

           (a) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

           (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994.

           (c) The description of the Company's Common Stock to be offered hereby, which is incorporated by reference to the Company's Registration Statement on Form 8-A filed pursuant to Section 13 of the 1934 Act on November 23, 1983, as amended by subsequently filed 1934 Act reports.

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.    DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its officers, directors, employees or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section VIII of the Restated Certificate of Incorporation of the Company provides for indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law and Article VI of the Bylaws of the Company provides for indemnification of directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law.

     The Company maintains policies of insurance under which directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers. The Company has also entered into agreements with its directors and officers to provide indemnification and advancement of expenses under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.    EXHIBITS.

     Exhibit
     Number
     -------
        4.1   The Company hereby agrees to file, upon request of the
              Commission, a copy of all instruments not otherwise filed with respect to long-term debt of the Company or any of its
              subsidiaries for which the total amount of debt authorized under such instrument does not exceed 10% of the total assets of the
              Company and its subsidiaries on a consolidated basis.

        4.2   Article IV of Certificate of Incorporation of Registrant(1).

        5.1   Opinion of counsel as to legality of securities being registered.

       10.1   1987 Stock Option Plan, as amended.

       23.1   Independent Auditors consent.

       23.2   Consent of Counsel (contained in Exhibit 5.1 hereto).

       24.1   Power of Attorney (see p. II-4).
- ----------------------------------------

(1) Incorporated by reference from Exhibits to Report on Form 8-K filed on March 2, 1995.


ITEM 9.    UNDERTAKINGS.

           (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware Corporation Law, the Certificate of Incorporation of the Registrant, the By-Laws of Registrant and the indemnification agreements described in Item 6 of Part II of this Registration Statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Silicon Valley Group, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 20th day of March, 1995.

                                        SILICON VALLEY GROUP, INC.


                                        By: /s/ Papken S. Der Torossian
                                           ---------------------------------
                                           Papken S. Der Torossian, Chairman
                                             and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Papken S. Der Torossian and Russell G. Weinstock, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                      Title                               Date
   ----------------------------------     ---------------------------------------------    ------------------
   /s/ Papken S. Der Torossian            Chairman of the Board of Directors and Chief       March 20, 1995
   ----------------------------------     Executive Officer (Principal Executive
   (Papken S. Der Torossian)              Officer)


   /s/ Russell G. Weinstock               Vice President of Finance and Chief                March 20, 1995
   ----------------------------------     Financial Officer (Principal Financial and
   (Russell G. Weinstock)                 Accounting Officer)


   /s/ William A. Hightower                Director                                          March 20, 1995
   ----------------------------------
   (William A. Hightower)

   /s/ William L. Martin                  Director                                           March 20, 1995
   ----------------------------------
   (William L. Martin)

   /s/ John B. McBennett                  Director                                           March 20, 1995
   ----------------------------------
   (John B. McBennett)

   /s/ Larry W. Sonsini                   Director                                           March 20, 1995
   ----------------------------------
   (Larry W. Sonsini)

   /s/ Nam P. Suh                         Director                                           March 20, 1995
   ----------------------------------
   (Nam P. Suh)

                           SILICON VALLEY GROUP, INC.

                       REGISTRATION STATEMENT ON FORM S-8


                               INDEX TO EXHIBITS


Exhibit
Number                               Description
- -------          --------------------------------------------------------
  4.1            The Company hereby agrees to file, upon request of
                 the Commission, a copy of all instruments not otherwise
                 filed with respect to long-term debt of the Company or any of its subsidiaries for which the total amount of debt authorized under such instrument does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

  4.2            Article IV of Certificate of Incorporation of Registrant(1)

  5.1 Opinion of counsel as to legality of securities being registered.

 10.1            1987 Stock Option Plan, as amended.

 23.1            Independent Auditors consent.

 23.2            Consent of Counsel (contained in Exhibit 5.1 hereto).

 24.1            Power of Attorney (see p. II-4).
- ----------------------------------------

(1) Incorporated by reference from Exhibits to Report on Form 8-K filed with the Commission on March 2, 1995.